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                                                                    EXHIBIT 10.1


                        SPLIT DOLLAR INSURANCE AGREEMENT

                  THIS AGREEMENT made this     of     , by and between
JO-ANN STORES, INC., an Ohio corporation (the "Company") and _____________ (the "Employee"),

                              W I T N E S S E T H:

                  WHEREAS, the Employee has performed his duties in a capable and efficient manner and is a valued employee of the Company and has indicated his intention to continue such services, and the Company desires that he do so; and

                  WHEREAS, in the continuation of such relationship, the parties desire to establish an arrangement in order to provide insurance protection for the benefit of the Employee;

                  NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Employee and of the mutual covenants contained herein, the parties hereto agree as follows:

                  1. PURCHASES OF INSURANCE. The Company shall maintain life insurance policies acquired by the Company on the life of the Employee (the "Policies") from insurance companies selected by the Company (the "Insurance Companies"), shall pay the premiums on the policies when due, and shall be designated as sole owner of the policies subject to the conditions hereafter set forth.

                  2. ALLOCATION OF PREMIUMS BETWEEN COMPANY AND EMPLOYEE. The Company will pay the entirety of the Premiums due on the Policies and shall annually furnish the Employee a statement of the amount of income reportable by the Employee for Federal and State income tax purposes, if any, as a result of its payment of such premiums.

                  3. PAYMENT OF PROCEEDS. Upon the death of the Employee while this Agreement remains in effect, the proceeds of the Policies shall be paid as follows:

(a) To the Employee's beneficiary or beneficiaries designated in accordance with paragraph 4 hereof, the amount of Six Hundred Thousand ($600,000) Dollars.

(b) To the Company, an amount equal to the balance, if any, of the proceeds of the Policies, and of any paid-up additional insurance purchased through dividend reinvestment, if any, after payment of the applicable amount to the Employee's beneficiary or beneficiaries pursuant to subparagraph (a) of this paragraph 3.

                  4. OWNERSHIP. The Employee shall have the right to designate the beneficiary or beneficiaries to receive payment of any proceeds of the Policies which might become payable pursuant to the provisions of paragraph 3(a) hereof. Each and every other right of ownership of the Policies shall be reserved to the Company even though the exercise of such right or rights would adversely affect or extinguish the payment of any benefits pursuant to Paragraph 3(a) hereof or the existence thereafter of the right reserved to the Employee pursuant to the first sentence of this paragraph.



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                  5. DIVIDENDS. The Policies shall provide that the dividends, if any, payable with respect to the Policies may be applied as determined by the Company in its sole discretion.

                  6. TERMINATION. This Agreement may be terminated by either party hereto, with or without the consent of the other, upon the giving of notice of termination in writing. It shall terminate automatically upon termination of employment of the Employee with the Company for any reason whatsoever, including early retirement. In the event of termination, the Employee agrees, upon request to him by the Company, to join with the Company in executing such documents as may be necessary to designate the Company as sole owner and sole beneficiary of the Policies.

                  7. POSSESSION OF POLICY. The Company shall keep possession of the Policies. The Company agrees from time to time to make the Policies available to the Employee or to the Insurance Company for the purpose of endorsing.

                  8. BORROWING. The Company shall have the right, without the consent of the Employee, to borrow the cash value of the Policies, if any, provided, however, that the Company shall not borrow from the Policies in any more than three of the first seven years and such amount borrowed from any Policy during the first seven years shall not exceed the annual premium of such policy.

                  9. PLAN ADMINISTRATOR. The Company shall be the Plan Administrator of the plan described herein for purposes of the Employee Retirement Income Security Act of 1974. The Company shall maintain records with respect to the Employee's benefits hereunder, except for individual claim records which shall be maintained by the Insurance Companies. The Insurance Companies shall handle certain aspects in the administration of the plan including, but not limited to, the processing of individual claims, and the remittance of benefit payment. Payments from the plan shall be made to beneficiaries directly by the Insurance Companies in accordance with the terms of the Policies and the terms of this Agreement.

                  10. CLAIMS PROCEDURE. The Company shall provide a procedure for handling beneficiaries' claims for benefits. Such procedure shall be in accordance with regulations issued by the Secretary of Labor and shall:




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(a)               provide adequate notice in writing to any beneficiary whose claim for benefits has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by such beneficiary; and

(b) afford a reasonable opportunity to any beneficiary whose claim for benefits has been denied for a full and fair review by the appropriate named fiduciary of the decision denying the claim.

                  11. MISCELLANEOUS. The benefits payable under this Agreement shall be independent of, and in addition to, any other employment agreement that may exist from time to time between the parties hereto or any other compensation payable by the Company to an Employee, whether as salary, bonus or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Company to terminate the employment of the Employee at any time.

                  12. AMENDMENT. This Agreement may be revoked or be amended by a writing signed by the Company and the Employee and attached hereto.

                  13. SUCCESSORS. This Agreement shall bind and shall inure to the sole benefit of the parties and their respective successors, assigns and legal representatives.

                  14. REVOCATION OF PRIOR AGREEMENT. Upon execution of the Agreement all split dollar insurance agreements entered into by the parties hereto prior to the date hereof, if any, shall be null and void and the rights thereunder shall be extinguished.

                  IN WITNESS WHEREOF, the parties have hereunto set their hands, the Company by its duly authorized officers on the day and year first above written.

JO-ANN STORES, INC.


By:
         -------------------------------------          -------------------
         Alan Rosskamm, Chairman of the Board,          Employee
         President and Chief Executive Officer


By:
         -------------------------------------
         Valerie Gentile Sachs, Secretary